Exhibit 10.3

Execution Version

September 16, 2024

AMENDMENT NO. 1 TO SENIOR SECURED 10% ORIGINAL ISSUE

DISCOUNT CONVERTIBLE PROMISSORY NOTE

This serves as Amendment No. 1 to Senior Secured 10% Original Discount Convertible Promissory Note (“Amendment”) with an original issuance date of June 27, 2024 (the “Note”), issued by Trio Petroleum Corp. (the “Maker” or the “Company”) to                LLC (the “Holder”). All initially capitalized terms not otherwise defined herein shall have the meanings given to those terms in the Note.

WHEREAS, the Parties desire to amend the Note, by this Amendment, with respect to certain matters set forth below in this Amendment.

NOW THEREFORE, the undersigned agree as follows:

1. Amendment. Pursuant to the Company’s right to voluntarily adjust the Fixed Conversion Price of the Note, Section 3.1(f) of the Note, is hereby amended in its entirety to read as follows:

(b) Conversion Price. The Fixed Conversion Price means the average of the closing price of the Common Stock for the five (5) Trading Days immediately prior to the date of the applicable Notice of Conversion delivered by the Holder to the Company; provided, however, that such Conversion Price shall not be less than the Floor Price. If any Conversion Price under the foregoing definition results in a fractional amount, the fractional amount shall be rounded down to the nearest whole cent. For avoidance of doubt, all references in this Note to the Fixed Conversion Price or any other Conversion Price including the Alternative Conversion Price shall be construed to include adjustments as provided in this Note. Notwithstanding the foregoing, at any time when an Event of Default has occurred and is continuing without cure or the Company shall have failed to meet the Equity Conditions and while such failure is continuing, the Holder may convert this Note at the Alternative Conversion Price.

2. No Event of Default. Holder acknowledges and agrees that from the Original Issuance Date through and until the date of this Amendment no Event of Default has occurred under the Note.

3. No Other Changes. Except as specifically provided in this Amendment, all other terms and conditions of the Note and the Purchase Agreement shall remain in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the Purchase Agreement. This Amendment shall not be interpreted or construed with any presumption against the party causing this Amendment to be drafted.

5. Exclusive Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to, this Amendment shall be brought and enforced as provided in the Purchase Agreement.

6. Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Senior Secured 10% Original Discount Convertible Promissory Note on the date set forth above.

MAKER:

TRIO PETROLEUM CORP.
5401 Business Park South, Suite 115
Bakersfield, CA 93309

By:
Name:	Robin Ross
Title:	Chief Executive Officer

By:
Name:
Title:	Director